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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) December 17, 2001


                               PEN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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       Tennessee                   333-60599                    62-0852576
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    (State or other        (Commission File Number)            (IRS Employer
    jurisdiction of                                         Identification No.)
    incorporation)
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             5110 Maryland Way, Suite 300 Brentwood, Tennessee 37027
                 (Address of principal executive offices)    (Zip Code)



        Registrant's telephone number, including area code (615) 371-7300





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ITEM 5. OTHER EVENTS.

Pen Holdings, Inc, a Tennessee corporation, (the "Company") did not make its regularly scheduled interest payment to the holders of the Company's 9 7/8% Senior Notes due 2008 (the "Notes") by December 17, 2001. This payment was due under terms of the Indenture dated as of June 8, 1998 (the "Indenture"), which relates to the Notes. A 45-day grace period is permitted by the Indenture in which to make the regularly scheduled interest payment. If the Company fails to make the payment within the 45-day grace period, an Event of Default will have occurred under the Indenture. The Company has engaged a financial advisor and legal counsel to assist in its review of strategic and restructuring alternatives. The Company is exploring the disposition of certain of its assets and other transactions which may give rise to liquidity necessary to make the December 17, 2001 interest payment on the Notes, however there can be no assurance that the Company's efforts will be successful.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 PEN HOLDINGS, INC.


                                                 By: /s/ Mark A. Oldham
                                                 ------------------------------
                                                 Name: Mark A. Oldham
                                                 Title: Chief Financial Officer